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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 18, 2000


                            Dauphin Technology, Inc.
                            ------------------------
             (Exact name of Registrant as specified in its charter)

           ILLINOIS                            3570                       87-0455038
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(State or Other Jurisdiction          (Primary Standard             (I.R.S. Employer Number)
of Incorporation or Organization)     Industrial Classification
                                      Identification No.)
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              800 E. Northwest Hwy., Suite 950, Palatine, IL 60067
              ----------------------------------------------------
          (Address of principal executive offices, including Zip Code)

                                 (847) 358 4406
                                 --------------
              (Registrant's telephone number, including area code)




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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

     On August 18, 2000 Dauphin Technology, Inc. (the "Company"), through its wholly-owned subsidiary, ADD Acquisition Corp. ("Acquisition Corp"), completed the acquisition of substantially all of the assets of T & B Design, Inc. (f/k/a
Advanced Digital Designs, Inc.)("ADD"), Advanced Technologies, Inc. ("ATI"), and
937 Plum Grove Road Partnership ("937") pursuant to an Asset Purchase Agreement by and among the Company, Acquisition Corp., ADD, ATI, 937 and the stockholders of ADD and ATI and partners of 937. The purchase price paid to ADD, ATI and 937 was $3 million in cash and $3 million to be held in escrow and disbursed in accordance with the terms and conditions of an Escrow Agreement. The consideration paid to ADD, ATI and 937 was based on the Company's evaluation of the financial condition, business operations and prospects of ADD, and was negotiated in an arms' length transaction among unrelated and unaffiliated (as defined under Rule 144 promulgated by the Securities and Exchange Commission) parties. The cash portion of the purchase was paid from the Company's working capital. The cash put into escrow was received as a result of a cash drawdown against the common stock purchase agreement between the Company and Techrich
International Limited dated April 9, 2000 and from working capital.

ADD and ATI specialize in telecommunications, especially wireless and cable-based product development, as well as multimedia development, including digital video decoding and processing. The Company will use the capabilities of ADD and ATI to strengthen its core competency, high-tech design and overall development of new technologies.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

     The Company will provide the financial statements required by paragraph (a) of Item of Form 8-K, if any such information is required, by amendment to this initial report of Form 8-K within 60 days of the date that this initial report on Form 8-K must be filed with the Commission.

(b)  Pro forma Financial Information

     The Company will provide the pro forma financial information required by paragraph (b) of Item 7 of Form 8-K, if any such information is required, by amendment to this initial report on Form 8-K within 60 days of the date that this initial report on Form 8-K must be filed with the Commission.

(c)  Exhibits

     2.1   Asset Purchase Agreement, by and among the Company, ADD Acquisition
           Corp., T & B Design, Inc. (f/k/a Advanced Digital Designs, Inc.),
           Advanced Technologies, Inc., 937 Plum Grove Road Partnership, the
           Stockholders of T & B Design, Inc. and Advanced Technologies, Inc.
           and the partners of 937 Plum Grove Road Partnership, dated August 18,
           2000.


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     2.2   Escrow Agreement, dated August 18, 2000, by and between ADD
           Acquisition Corp., a subsidiary of Dauphin Technology, Inc., T & B
           Design, Inc. f/k/a Advanced Digital Designs, Inc., an Illinois
           corporation, Anthony Vitucci and Bruce Karsten, and National City
           Bank of Michigan/Illinois.

     20.1  Press release issued by the Company on August 21, 2000.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               Dauphin Technology, Inc.

Dated: August 28, 2000                         By: /s/ Harry L. Lukens, Jr.
                                                   ------------------------
                                                       Harry L. Lukens, Jr.
                                                       Chief Financial Officer





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                                INDEX TO EXHIBITS



Exhibit
Number          Description
------          -----------

2.1             Asset Purchase Agreement, by and among the Company, ADD
                Acquisition Corp., T & B Design, Inc. (f/k/a Advanced Digital
                Designs, Inc.), Advanced Technologies, Inc., 937 Plum Grove Road
                Partnership, the Stockholders of T & B Design, Inc. and Advanced
                Technologies, Inc. and the partners of 937 Plum Grove Road
                Partnership, dated August 18, 2000.

2.2             Escrow Agreement, dated August 18, 2000, by and between ADD
                Acquisition Corp., a subsidiary of Dauphin Technology, Inc., T &
                B Design, Inc. f/k/a Advanced Digital Designs, Inc., an Illinois corporation, Anthony Vitucci and Bruce Karsten, and National
                City Bank of Michigan/Illinois.

20.1            Press release issued by the Company on August 21, 2000.